Exhibit 3.25

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

VICTORIA’S SECRET DIRECT BRAND MANAGEMENT, LLC

The undersigned, desiring to form a limited liability company under Title 6, Sections 18-101 et seq. of the Delaware Code, hereby certifies as follows:

1. The name of the limited liability company is Victoria’s Secret Direct Brand Management, LLC.

2. The address of the limited liability company’s registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is the Corporation Trust Company.

3. This Certificate of Formation shall be effective at 11:50 p.m. on February 3, 2007.

4. The undersigned is an authorized representative of Victoria’s Secret Direct Brand Management, LLC for purposes of the execution and delivery of this Certificate of Formation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Victoria’s Secret Direct Brand Management, LLC, as of the 2nd day of February, 2007.

/s/ Douglas L. Williams
Douglas L. Williams,
Authorized Representative